                                                                       EXHIBIT 4



                 OFFICEMAX, INC. EXECUTIVE SAVINGS DEFERRAL PLAN




                            EFFECTIVE JANUARY 1, 2000

                                TABLE OF CONTENTS


FORWARD......................................................................1

ARTICLE I
         DEFINITIONS.........................................................2


ARTICLE II
         ELIGIBILITY AND PARTICIPATION.......................................4

         2.1      REQUIREMENTS...............................................4
         2.2      CHANGE OF EMPLOYMENT CATEGORY..............................5


ARTICLE III
         PARTICIPANT SUPPLEMENTAL SALARY DEFERRAL CONTRIBUTIONS..............5

         3.1      IRREVOCABLE ELECTION.......................................5
         3.2      CHOICE OF CONTRIBUTION RATES...............................5


ARTICLE IV
         SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS.........................6

         4.1      AMOUNT.....................................................6


ARTICLE V
         VESTING  ...........................................................6

         5.1      VESTING OF ACCOUNTS........................................6

ARTICLE VI
         ACCOUNTS ...........................................................7

         6.1      ACCOUNTS...................................................7
         6.2      ADJUSTMENTS................................................7
         6.3      ACCOUNTING FOR DISTRIBUTIONS...............................7


ARTICLE VII
         ENTITLEMENT TO BENEFITS.............................................7

         7.1      TERMINATION OF EMPLOYMENT..................................7

         7.2      CHANGE IN CONTROL..........................................8
         7.3      OTHER DISTRIBUTION COMMENCEMENT DATE.......................8
         7.4      SOURCE OF PAYMENTS.........................................8


ARTICLE VIII
         PAYMENT OF BENEFITS.................................................8

         8.1      CASH PAYMENTS..............................................8
         8.2      PAYMENT OPTIONS............................................8
         8.3      PAYMENT UPON DEATH.........................................9
         8.4      SMALL BALANCES.............................................9


ARTICLE IX
         BENEFICIARIES; PARTICIPANT DATA.....................................9

         9.1      DESIGNATION OF BENEFICIARIES...............................9
         9.2      INFORMATION TO BE FURNISHED BY PARTICIPANTS AND
                  BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS
                  OR BENEFICIARIES..........................................10


ARTICLE X
         THE TRUST..........................................................10

         10.1     ESTABLISHMENT OF TRUST....................................10
         10.2     BENEFIT PAYMENTS IN ABSENCE OF TRUST......................11

ARTICLE XI
         ADMINISTRATION.....................................................11

         11.1     COMMITTEE.................................................11
         11.2     CLAIMS PROCEDURE..........................................11


ARTICLE XII
         MISCELLANEOUS PROVISIONS...........................................12

         12.1     LIMITATION OF RIGHTS......................................12
         12.2     NONALIENATION OF BENEFITS.................................13
         12.3     AMENDMENT OR TERMINATION OF PLAN..........................13
         12.4     CONSTRUCTION OF PLAN......................................13
         12.5     GENDER AND NUMBER.........................................13
         12.6     LAW GOVERNING.............................................13

                                    FOREWORD
                                    --------

Effective as of January 1, 2000, OfficeMax, Inc. ("OfficeMax") has adopted this OfficeMax, Inc. Executive Savings Deferral Plan (the "Plan") for the benefit of certain of its key executives.

This Plan is intended to provide certain key executives of OfficeMax and its affiliates who are covered under the OfficeMax, Inc. 401(k) Savings Plan (the "Basic Plan") the opportunity to accumulate deferred compensation that cannot be accumulated under the Basic Plan because of certain legal restrictions that are imposed upon the permissible amounts of contributions that may be made to the Basic Plan.

This Plan is an unfunded deferred compensation plan for "a select group of management or highly compensated employees," within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS

Except to the extent otherwise inappropriate in the context, the following terms shall have the following meanings when used in this document.

1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan bookkeeping account, including contribution credits and deemed income, gains and losses credited thereto. A Participant's or Beneficiary's Account shall consist of a Supplemental Salary Deferral Contributions Subaccount(s) and a Supplemental Company Matching Contributions Subaccount(s).

1.2 BASIC COMPENSATION means, for a given Plan Year, Compensation not in excess of the applicable limit prescribed by Code Section 401(a)(17) for such Year.

1.3 BASIC PLAN means The OfficeMax, Inc. 401(k) Savings Plan, as in effect from time to time.

1.4 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article IX.

1.5 BOARD means the Board of Directors of OfficeMax, Inc. or such person(s) to whom said Board of Directors may delegate its rights and responsibilities under this Plan.

1.6 CHANGE IN CONTROL means, with respect to any Company, the occurrence of either of the following events: (i) Acquisition by any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, directly or indirectly, of securities of the Company representing 25% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Company's board of directors; or (ii) Change in the composition of a majority of the Company's board of directors within a three year period which occurs without being approved by a majority of the Company's board of directors as constituted immediately prior to the commencement of such period.

1.7      CODE means the Internal Revenue Code of 1986, as amended.

1.8 COMMITTEE means the person(s) designated by the Board to administer this Plan, which person(s) shall serve at the pleasure of the Board.

1.9 COMPANY means OfficeMax, Inc. and any of its affiliates which may be a participating employer under the Basic Plan, together with their successors and assigns, or any other entity which, with the foregoing's consent, assumes the Company's obligations under this Plan.

1.10 COMPENSATION means, for a given Plan Year, a Participant's W-2 earnings from the Company for federal income tax purposes, including any amounts that would be treated as W-2 earnings except for the fact that payment of such amounts is being deferred or otherwise withheld pursuant to an election by the Participant, but excluding any amounts allocable or attributable to stock acquired under the Company's Management Share Purchase Plan.

1.11     EFFECTIVE DATE means January 1, 2000.

1.12 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Company who meets the following requirements with respect to such Plan Year: (i) he/she is a participant in the Basic Plan; (ii) he/she is a "Highly Compensated Employee" as defined in the Basic Plan; and (iii) he/she is contributing to the Basic Plan the maximum percentage of Compensation which OfficeMax, Inc. determines, in its sole and best judgment, prior to the beginning of such Plan Year, may be contributed to the Basic Plan without violating the nondiscrimination requirements of Code Sections 401(k) & (m).

1.13 ENTRY DATE with respect to an Eligible Employee means the first day of each Plan Year, or the first date that the Eligible Employee otherwise is entitled to commence participation in the Basic Plan.

1.14 EXCESS COMPENSATION means, for a given Plan Year, Compensation in excess of the applicable limit prescribed by Code Section 401(a)(17) for such Year.

1.15 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former Eligible Employee who is or may become (or whose Beneficiary may become) eligible to receive a benefit under the Plan.

1.16 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.17 PLAN means the OfficeMax, Inc. Executive Savings Deferral Plan as set forth herein and as from time to time in effect.

1.18 PLAN YEAR means the twelve (12) month period ending each December 31 during which the Plan is in effect.

1.19 SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS means the contributions made or deemed made by the Company pursuant to Article IV.

1.20 SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS SUBACCOUNT means the account(s) on the books of the Company to which a Participant's Supplemental Company Matching Contributions under Article IV, plus earnings and losses thereon, are credited.

1.21 SUPPLEMENTAL SALARY DEFERRAL CONTRIBUTIONS means the contributions made or deemed made by a Participant pursuant to Article III.

1.22 SUPPLEMENTAL SALARY DEFERRAL CONTRIBUTIONS SUBACCOUNT means the account(s) on the books of the Company to which a Participant's Supplemental Salary Deferral Contributions under Article III, plus earnings and losses thereon, are credited.

1.23     TRUST means the trust fund, if any, established pursuant to the Plan.

1.24 TRUSTEE means the trustee named in the agreement establishing the Trust, if any, and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.25 VALUATION DATE means December 31 of each Plan Year and such other date or dates that the Committee, in its sole discretion, designates as a Valuation Date. Valuations shall occur at least quarterly within a given Plan Year and may occur more frequently at the sole discretion of the Committee.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.1       REQUIREMENTS.

         (a) Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Each other person who becomes an Eligible Employee after the Effective Date shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

         (b) In order to participate as of the specified Entry Date above, an otherwise Eligible Employee must make written application by filing with the Committee, within such time period as the Committee shall specify, a Participant Enrollment and Election Form on which the Eligible Employee shall:

                  (i)      Elect to become a Plan Participant;

                  (ii) Elect a rate of Supplemental Salary Deferral Contributions as provided in Section 3.1;

                  (iii)    Designate a Beneficiary as provided in Section 9.1;

                  (iv) Specify a distribution commencement date for Plan benefits and a form of distribution of Plan benefits (from among those options enumerated in Section 8.2); and

                  (v)      Agree to the terms of the Plan.

         (c) Within such time period before any subsequent Entry Date as the Committee shall specify, an Eligible Employee who previously elected to participate may, as of such Entry Date, elect to:

                  (i) Change his or her rate of Supplemental Salary Deferral Contributions as provided in Section 3.1 with respect to subsequent Plan Years;

                  (ii) Designate a new distribution commencement date for Plan benefits and/or a new form of distribution of Plan benefits (from among those options enumerated in Section 8.2), but only with respect to benefits attributable to deferrals for subsequent Plan Years; and/or

                  (iii) Change his or her Beneficiary designation as provided in Article IX.

         (d) As provided in Sections 2.1(b)(iv) and 2.1(c)(ii), an Eligible Employee may elect a different distribution commencement date for Plan benefits and/or a different form of distribution of Plan benefits with respect to deferrals for each separate Plan Year. However, the election made for each Plan Year is irrevocable after that Plan Year has begun, and may not be subsequently modified, except as otherwise provided in Article VIII.

2.2 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Company, but ceases to be an Eligible Employee, he/she shall not be eligible to make Supplemental Salary Deferral Contributions hereunder, or have Supplemental Company Matching Contributions made on his/her behalf. However, his/her Account shall continue to be revalued in accordance with Article VI.


                                   ARTICLE III
             PARTICIPANT SUPPLEMENTAL SALARY DEFERRAL CONTRIBUTIONS

3.1 IRREVOCABLE ELECTION. A Participant may elect, pursuant to a salary reduction agreement as hereinafter provided, to reduce the amount of Compensation that he/she would otherwise receive as taxable pay for the Plan Year with respect to which the salary reduction agreement relates and have the Company credit an equivalent amount to such Participant's Supplemental Salary Deferral Contributions Subaccount. Elections to defer Compensation with respect to a given Plan Year shall be made only by Eligible Employees and shall be effectuated by filing with the Committee a Participant Enrollment and Election Form within such period before the beginning of such Plan Year as the Committee shall specify. A Supplemental Salary Deferral Contribution election shall apply only with respect to Basic and Excess Compensation for the particular Plan Year specified on the election form. Once the particular Plan Year specified on the election form has begun, the salary reduction election with respect to such Plan Year shall become irrevocable.

3.2      CHOICE OF CONTRIBUTION RATES.

         (a) Unless the Committee otherwise specifies, a Participant may choose to make Supplemental Salary Deferral Contributions for a specified Plan Year at any rate(s) of his Basic Compensation and Excess Compensation for said Plan Year. A different rate also may be specified for a Participant's cash bonus payments. The deferral rate for cash bonus payments may not exceed 100%, and the deferral rate for other compensation may not exceed 50%.

         (b) Supplemental Salary Deferral Contributions shall be deducted by the Company from the pay of a deferring Participant and an equivalent amount shall be credited to the Supplemental Salary Deferral Contributions Subaccount of the Participant within a reasonable period of time (not to exceed 30 days except under extraordinary circumstances) after such amounts would have been paid to the Participant if the Participant had not made an election to defer.


                                   ARTICLE IV
                   SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS

4.1 AMOUNT. In addition to the Participant Supplemental Salary Deferral Contributions made pursuant to Article III above, the Company shall credit to the Supplemental Company Matching Contributions Subaccount of each Participant an amount equal to one-half of the Supplemental Salary Deferral Contributions that the Participant has elected to make with respect to Basic Compensation in accordance with Section 3.2, but disregarding for this purpose any Supplemental Salary Deferral Contributions in excess of three percent (3%) of Basic Compensation, and reduced by the amount of "Employer Contributions," as defined in the Basic Plan, made by the Company on behalf of such individual with respect to such period under the Basic Plan. Supplemental Company Matching Contributions shall be credited to a Participant's Supplemental Company Matching Contributions Subaccount at or about the same time (except under extraordinary circumstances) as the Participant's corresponding Supplemental Salary Deferral Contributions are credited to his/her Supplemental Salary Deferral Contributions Subaccount.


                                    ARTICLE V
                                     VESTING

5.1 VESTING OF ACCOUNTS. An Eligible Employee shall always be one hundred percent (100%) vested in all amounts credited to his/her Supplemental Salary Deferral Contributions Subaccount. He/she shall be vested in his/her Supplemental Company

         Matching Contributions Subaccount in accordance with the following schedule, based on his/her "Years of Service" as defined in the Basic
         Plan:

              Years of Service                        Vested Percentage
              ----------------                        -----------------

         Less than 2 years                                    0%
         2 but less than 3 years                             50%
         3 or more years                                    100%

         A Participant's Supplemental Company Matching Contributions Subaccount also will become 100% vested if, while still employed by the Company, he/she attains age 65 or dies or a Change In Control occurs.



                                   ARTICLE VI
                                    ACCOUNTS

6.1 ACCOUNTS. The Company will maintain on its books a Supplemental Salary Deferral Contributions Subaccount(s) and a Supplemental Company Matching Contributions Subaccount(s) for each Participant to which shall be credited, as appropriate, Supplemental Salary Deferral Contributions under Article III, Supplemental Company Matching Contributions under Article IV, and deemed investment earnings and/or losses as provided in Section 6.2. Appropriate records will be maintained for each Participant, as necessary, to account separately for Plan benefits that are attributable to deferrals for different Plan Years to the extent such deferrals are subject to different payment option elections under Section 8.2(a). All Accounts shall be bookkeeping accounts only, and all such amounts referred to therein shall, prior to being distributed, in all events remain subject to the claims of the Company's general creditors.

6.2 ADJUSTMENTS. As of each Valuation Date, each Account will be adjusted, with either an increase or a decrease, to reflect the deemed investment experience of the Account since the preceding Valuation Date. For this purpose, the Account will be adjusted to reflect the investment return under the Eligible Employee's investment elections under the Basic Plan.

6.3 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution to a Participant or his/her Beneficiary shall be charged to such Participant's Account.


                                   ARTICLE VII
                             ENTITLEMENT TO BENEFITS

7.1 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Company for any reason, the value of the Participant's Plan Account as of the Valuation

         Date coincident with or next following the date of termination shall be valued and the vested portion thereof shall be payable according to the provisions of Article VIII, unless the Participant has elected a later distribution commencement date in his/her Participant Enrollment and Election Form.

7.2 CHANGE IN CONTROL. If a Change In Control of the Company occurs, the Participant's Account as of the date of the Change In Control shall in all events be valued and payable in a lump sum in cash as soon as practicable thereafter.

7.3 OTHER DISTRIBUTION COMMENCEMENT DATE. As provided in Sections 2.1(b)(iv), 2.1(c)(ii) and 8.2(a), a Participant may elect, in his/her Participant Enrollment and Election Form, to receive the vested portion of his/her Plan Account at a date other than as described in Sections
         7.1 and 7.2. Such distribution commencement date may be any specified date before or after termination of employment.

7.4 SOURCE OF PAYMENTS. Any payment due hereunder shall be payable from general assets of the Company; provided, however, that if the Company has established a Trust to fund benefit payments hereunder, such payments by the Trust shall be made only to the extent there are assets in the Trust and any payment due under the Plan that is not paid by the Trust will be paid by the Company from its general assets.


                                  ARTICLE VIII
                               PAYMENT OF BENEFITS

8.1      CASH PAYMENTS. All payments under the Plan shall be made in cash.

8.2      PAYMENT OPTIONS.

         (a) As provided in Section 2.1(d), an Eligible Employee may elect a different payment option for Plan benefits attributable to deferrals for each separate Plan Year. Each payment option must be selected by the Eligible Employee, prior to the deferral, pursuant to Sections 2.1(b)(iv) and 2.1(c)(ii). Each payment option shall provide for payment to the Participant of the vested value of the Participant's Account attributable to such deferral as set forth below:

                  (i) TIME OF DISTRIBUTION. As soon as administratively feasible pursuant to Article XI after the Participant's employment terminates with the Company other than by reason of death, or at a later or earlier fixed date, as specified by the Participant in his/her Participant Enrollment and Election Form at the time of making his/her deferral election under the Plan.

                  (ii) FORM OF DISTRIBUTION. In a single lump sum, or in approximately equal installments over a period not exceeding fifteen (15) years, as elected by the Eligible Employee in his/her Participant Enrollment and Election Form at the time of making his/her deferral election under the Plan.

         (b) Notwithstanding the foregoing, if a Participant shall have failed to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be made in a lump sum as soon as practicable after the date of the Participant's termination of employment.

8.3      PAYMENT UPON DEATH.

         (a) If a Participant dies before terminating his/her employment with the Company and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable thereafter.

         (b) Upon the death of a Participant after payments hereunder have begun but before he/she has received all payments to which he/she is entitled under the Plan, the remaining benefit payments shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable thereafter.

8.4 SMALL BALANCES. Any other provision of the Plan to the contrary notwithstanding, if at the time of a Participant's termination of employment with the Company the value of his/her vested Account is not in excess of $10,000, an amount equal to such value shall be distributed in a cash lump sum as soon as practicable after the date of the Participant's termination, regardless of any elections made by the Participant to the contrary.


                                   ARTICLE IX
                         BENEFICIARIES; PARTICIPANT DATA

9.1      DESIGNATION OF BENEFICIARIES.

         (a) Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. However, if the Participant is legally married at the time of his/her death, any designation of a Beneficiary other than the person who is his/her legal spouse at the time of his/her death shall be void, and such legal spouse will be the sole Beneficiary, unless such legal spouse has consented to the designation of such other person as Beneficiary in a written, signed and notarized statement. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Participant's lifetime.

         (b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Committee shall cause any such benefit payment to be paid to the Participant's spouse, if then living, but otherwise to the person or persons designated as Beneficiary under the Basic Plan, or, if such person(s) is not then living, to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Committee may rely conclusively upon information supplied by the Participant's personal representative, executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Committee, in its sole discretion, may cause such payment to be distributed to the Participant's estate without liability for any tax or other consequences that might flow therefrom or may take such other action as the Committee deems to be appropriate.

9.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his/her last post office address as shown on the Company's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Committee shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Committee notifies any Participant or Beneficiary that he/she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his/her location known to the Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Committee, the Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Committee determines. If the location of none of the foregoing persons can be determined, the Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.


                                    ARTICLE X
                                    THE TRUST

10.1 ESTABLISHMENT OF TRUST. The Company may, but is not required to, establish a Trust to fund all or part of any benefits hereunder. Any such Trust shall be established with the Trustee pursuant to such terms and conditions as are set forth in a trust agreement to be entered into between the Company and the Trustee. Any such Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

10.2 BENEFIT PAYMENTS IN ABSENCE OF TRUST. To the extent the Company does not establish a Trust, benefit payments shall be made from the general assets of the Company (i.e., the general assets of the employer of the respective Participant).


                                   ARTICLE XI
                                 ADMINISTRATION

11.1 COMMITTEE. The Committee shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan in a manner consistent with the administration of the Basic Plan, the Eligible Employees who shall participate in the Plan from time to time and the amount, if any, due a Participant (or his/her Beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee who is a Participant in this Plan may vote on matters affecting his/her personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his/her participation herein. In carrying out its duties herein, the Committee shall have sole discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

11.2     CLAIMS PROCEDURE.

         (a) NOTICE OF CLAIM. Any Participant or Beneficiary, or the duly authorized representative of a Participant or Beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered to the Committee, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be deemed denied and the claimant shall be permitted to exercise his/her right to review pursuant to Sections 11.2(c) and 11.2(d) of the Plan, as applicable.

         (b) ACTION ON CLAIM. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

                  (i)      The specific reason or reasons for the denial;

                  (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     An explanation of the Plan's claim review procedure.

         (c) REVIEW OF DENIAL. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

         (d) DECISION ON REVIEW. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made no later than sixty (60) days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be deemed denied on review.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1 LIMITATION OF RIGHTS. Nothing contained in this Plan shall be construed to:

         (a) Limit in any way the right of the Company to terminate an Eligible Employee's employment at any time; or

         (b) Be evidence of any agreement or understanding, express or implied, that the Company will employ an Eligible Employee in any particular position or at any particular rate of remuneration.

12.2 NONALIENATION OF BENEFITS. No amounts payable hereunder may be assigned, pledged, mortgaged, or hypothecated, and, to the extent permitted by law, no such amounts shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

12.3 AMENDMENT OR TERMINATION OF PLAN. Although it is expected that this Plan shall continue indefinitely, the Board may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety; provided, however, that a Participant's Account as of the date of any such amendment or termination may not be reduced nor may any such amendment or termination adversely affect a Participant's entitlement to his/her Account as of such date. This Plan shall terminate automatically if the Basic Plan terminates, in which event
         (i) no additional Eligible Employees shall become Participants in this Plan and (ii) benefits under this Plan shall be paid in such manner and at such time as the Board, in its discretion, determinates, without regard to when benefits under the Basic Plan are paid.

12.4 CONSTRUCTION OF PLAN. This Plan shall be construed so that it will be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

12.5 GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine, and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

12.6 LAW GOVERNING. This Plan shall be construed in accordance with, and shall be governed by, the laws of the State of Ohio to the extent such laws are not preempted by federal law.


                                          OFFICEMAX, INC.


                                          By: /s/Ross H. Pollock
                                              ----------------------------------

                                          Print Name: Ross H. Pollock, Secretary
                                                      --------------------------

                                          Date: 12/15/99
                                                --------------------------------